Cecilia Grierson 355 Piso 4 (C1107CPG) Ciudad Autónoma de Buenos Aires. Argentina City of Buenos Aires, April 24, 2026 Messrs. Comisión Nacional de Valores (CNV) Messrs. Bolsas y Mercados Argentinos S.A. (BYMA) Messrs. A3 Mercados S.A. (MAE) Ref.: Ordinary Shareholders’ Meeting held on April 23, 2026 - Summary Dear Sirs, In compliance with Article 4, Chapter II, Title II of the CNV Rules, Article 79 of the Listed Rules of BYMA, and the Informative Regime of A3 Mercados S.A., below you will find a summary of the resolutions approved by the Ordinary Shareholders’ Meeting of Loma Negra C.I.A.S.A. (the “Company”) held on April 23, 2026. As already informed, the meeting was held remotely from the corporate headquarters, in compliance with Article 61 of the Argentine Capital Markets Law No. 26,831, General Resolution No. 939/2022 of the CNV and Article 18 of the Company’s bylaws. On behalf of the Stock Exchange and Markets (BYMA), Mr. Diego Adel Vazquez attended the meeting, and on behalf of National Securities Exchange Commission (CNV), Mrs. Victoria Pessoa Picasso attended the meeting. 1°) APPOINTMENT OF THE PERSONS IN CHARGE OF SUBSCRIBING THE MINUTE. With a majority of votes, it was resolved that the minutes of the meeting would be copied into the Shareholders’ Meetings book and signed by the representative of the shareholder Intercement Trading e Inversiones Argentina S.L., the representative of JPMorgan Chase Bank, N.A., Mrs. Adriana Calvo on behalf of the Supervisory Committee, and Mr. Marcelo Mindlin, as President of the Company. 2°) CONSIDERATION OF THE DOCUMENTS TO WHICH PARAGRAPH 1°) OF SECTION 234 OF THE ARGENTINE CORPORATIONS ACT REFERS TO, THAT CORRESPOND TO THE REGULAR FINANCIAL YEAR NO. 101 ENDED ON DECEMBER 31ST, 2025. With a majority of votes, it was resolved to skip the reading and transcription in the meeting minutes and to approve the annual report and the documentation set forth in Article 234, paragraph 1) of Law No. 19,550 together with the rest of the documents corresponding to the regular fiscal year No. 101 ended as of December 31st, 2025. 3°) CONSIDERATION OF THE RESULTS FOR THE YEAR ENDED DECEMBER 31ST, 2025. CONSIDERATION OF THE PROPOSAL OF THE BOARD OF DIRECTORS TO ALLOCATE THE

Cecilia Grierson 355 Piso 4 (C1107CPG) Ciudad Autónoma de Buenos Aires. Argentina BALANCE OF THE ACCUMULATED RESULTS ACCOUNT, WHICH AS OF DECEMBER 31ST, 2025 AMOUNTS TO THE SUM OF $23,584,613 (IN THOUSANDS)TO INCREASE THE "OPTIONAL RESERVE FOR FUTURE DIVIDENDS". DELEGATION OF THE POWER TOCOMPLETELY OR PARTIALLY USE SUCH RESERVE ONE OR MORE TIMES TO THE BOARD OF DIRECTORS,DEPENDING ON THE EVOLUTION OF THE BUSINESS AND UNTIL THE NEXT SHAREHOLDERS' MEETING AT WHICH THE FINANCIAL STATEMENTS AS OF DECEMBER 31ST, 2026 ARE CONSIDERED. With a majority of votes, it was approved to allocate the balance of the accumulated results account, which as of December 31st, 2025 amounts to the sum of AR$ 23,584,613 (in thousands) to increase the "Optional Reserve for Future Dividends”. Also, by a majority of votes, it was approved to delegate to the Company's Board of Directors the power to totally or partially disaffect and distribute in cash, in one or more times, the amount in constant currency of the Optional Reserve for Future Dividends depending on the evolution of the business and the regulatory restrictions and limitations until the next annual shareholders’ meeting that will consider the financial statements corresponding to the year ending December 31st, 2026. 4°) CONSIDERATION OF THE PERFORMANCE OF THE MEMBERS OF THE BOARD OF DIRECTORS FOR THE YEAR ENDED DECEMBER 31ST, 2025. With a majority of votes, the performance of all the members of the Board of Directors for the year ended December 31st, 2025 was approved pursuant to Article 275 of Law No. 19,550. 5°) CONSIDERATION OF THE PERFORMANCE OF THE MEMBERS OF THE SUPERVISORY COMMITTEE FOR THE YEAR ENDED ON DECEMBER 31ST, 2025. With a majority of votes, the performance of the members of the Supervisory Committee for the year ended on December 31st, 2025 was approved. 6°) CONSIDERATION OF THE REMUNERATIONS TO THE BOARD OF DIRECTORS CORRESPONDING TO THE FISCAL YEAR THAT ENDED ON DECEMBER 31ST, 2025 FOR $2,287,936,476 (TOTAL REMUNERATIONS), IN EXCESS OF $994,309,003 OVER THE LIMIT OF FIVE PERCENT (5%) OF THE PROFITS SET BY ARTICLE 261 OF LAW NO. 19,550 AND REGULATIONS, UPON PROPOSAL OF NON-DISTRIBUTION OF DIVIDENDS. With a majority of votes, the remuneration of the Board of Directors that corresponds to the year that ended on December 31st, 2025 was approved, in excess of the 5% limit on profits set forth in Section 261 of Argentine General Companies Law No. 19,550 and regulations, in light of the proposal not to distribute dividends. 7°) CONSIDERATION OF THE REMUNERATION OF THE MEMBERS OF THE SUPERVISORY COMMITTEE FOR THE YEAR ENDED ON DECEMBER 31ST, 2025. With a majority of votes the remuneration of the members of the Supervisory Committee for the year ended on December 31st, 2025 (i.e., ARS 64,868,067) was approved. 8°) SETTING THE NUMBER OF DIRECTORS AND APPOINTMENT OF FULL AND ALTERNATE MEMBERS FOR YEAR 2026. APPROVAL OF A POLICY AIMED AT MAINTAINING A PROPORTION OF

Cecilia Grierson 355 Piso 4 (C1107CPG) Ciudad Autónoma de Buenos Aires. Argentina AT LEAST 20% INDEPENDENT MEMBERS OVER THE TOTAL NUMBER OF MEMBERS OF THE BOARD DURING THE YEAR IN COURSE. With a majority of votes it was resolved to: (i) set the number of full Directors in 7 (seven), the number of alternate Directors at three (3); and (ii) to appoint the following individuals as regular Directors for the term ending on December 31, 2026: Marcos Marcelo Mindlin, Sergio Damián Faifman, Darío Gustavo Epstein, Diego Dayenoff, Juan Pablo Trujillo, Fernando Tisné and Gregorio Charnas, and to appoint Messrs. Andrés Mindlin, Sean Mulroy and Christopher Theuerkauf as alternate Directors for the same term. With a majority of votes a policy aimed at maintaining a proportion of at least 20% independent members over the total number of members of the Board during the year in course was also approved. 9°) APPOINTMENT OF THE FULL AND ALTERNATE MEMBERS OF THE SUPERVISORY COMMITTEE FOR YEAR 2026. With a majority of votes, it was resolved to appoint the following persons as members of the Supervisory Committee for year 2026: (i) Full Members: Diego Salaverri, Sebastián Córdova Moyano y Adriana Calvo; (ii) and Alternate Members: Tomás Arnaude, Felipe Oviedo Roscoe y Antonio Lattuca. 10°) APPOINTMENT OF EXTERNAL AUDITORS AND OF THE MAIN PARTNER AND ALTERNATE PARTNER OF THE RESPECTIVE ACCOUNTING FIRM FOR THE YEAR OF 2026. With a majority of votes, it was resolved to appoint Pistrelli, Henry Martin y Asociados S.A. (member of Ernst & Young Global) as External Auditors of the Company for 2026, and, in particular, Mr. Gabriel Eduardo Rodriguez as Principal Partner and Mr. Alejandro Kelman as Alternate Partner. 11°) APPROVAL OF THE FEES OF THE EXTERNAL AUDITORS FOR THE YEAR ENDED ON DECEMBER 31ST, 2025. With a majority of votes the fees of the External Auditors for the year ended on December 31st, 2025 (i.e., ARS 2,010,388,270 -without VAT-) were approved. 12°) CONSIDERATION OF THE FEES OF THE EXTERNAL AUDITORS FOR THE YEAR 2026. With a majority of votes, it was resolved to postpone the consideration of the fees of the External Auditors for the year ended on December 31st, 2026 for the next annual shareholders meeting. 13°) APPROVAL OF THE BUDGET OF THE AUDIT COMMITTEE FOR 2026. With a majority of votes, the budget of the Audit Committee for the fiscal year 2026 was set in ARS 2,387,140,323 (without VAT). 14°) GRANTING OF THE RELEVANT AUTHORIZATIONS FOR THE CARRYING OUT OF PAPERWORK AND TO MAKE THE NECESSARY FILINGS.

Cecilia Grierson 355 Piso 4 (C1107CPG) Ciudad Autónoma de Buenos Aires. Argentina With a majority of votes, it was resolved to authorize Messrs. Lucrecia Loureiro and/or Luciano Babuin and/or Fabian Fuente and/or Clara Gomez and/or Barbara Guzmán so that any of them may, indistinctly, perform all procedures deemed necessary to file and register the resolutions passed through the AGM with the corresponding Registry of Commerce, National Securities Exchange Commission (including the “Financial Information Highway”), Buenos Aires Stock Exchange (BYMA), Securities and Exchange Commission (SEC), Mercado Abierto Electronico (today A3 Mercados), New York Stock Exchange (NYSE) and any other authority that may correspond, with the power to sign documents, grant deeds, get notice of and answer requests and make publications. Yours sincerely, Marcos I. Gradin Investor Relations Officer LOMA NEGRA C.I.A.S.A.